Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Protara Therapeutics, Inc.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	2024 Equity Incentive Plan, as Amended Common Stock, $0.001 par value per share	(1)	Other	5,750,000	$4.09	$23,517,500.00	0.0001381	$3,247.77

Total Offering Amounts:						$23,517,500.00		3,247.77
Total Fee Offsets:								0.00
Net Fee Due:								$3,247.77

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of Protara Therapeutics, Inc.’s (the “Registrant”) common stock, par value $0.001 per share (“Common Stock”) that may become issuable under the 2024 Equity Incentive Plan, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock. Represents shares of the Registrant’s Common Stock issuable pursuant to the Plan being registered herein, which shares consist of shares of Common Stock reserved and available for delivery with respect to awards under the Plan and shares of Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting and share recycling terms of the Plan. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on August 7, 2026. The Registrant does not have any fee offsets.